Exhibit 99.1

APPLIED MATERIALS ANNOUNCES THIRD QUARTER RESULTS

•	Orders of $2.48 billion, up 24% year over year led by SSG year-over-year order growth of $362 million.

•	Net sales of $2.27 billion, up 15% year over year led by growth in SSG.

•	Non-GAAP adjusted gross margin of 45.5%, up 260 basis points year over year. GAAP gross margin of 43.8%, up 300 basis points year over year.

•	Non-GAAP adjusted diluted EPS of $0.28, up 56% year over year. GAAP diluted EPS of $0.24, up 71% year over year.

SANTA CLARA, Calif., Aug. 14, 2014 — Applied Materials, Inc. (NASDAQ:AMAT), the global leader in precision materials engineering solutions for the semiconductor, display and solar industries, today reported results for its third quarter of fiscal 2014 ended July 27, 2014.
Applied generated orders of $2.48 billion, down 6 percent sequentially and up 24 percent year over year. Net sales were $2.27 billion, down 4 percent sequentially and up 15 percent year over year.
Non-GAAP adjusted gross margin of 45.5 percent increased 130 basis points sequentially and grew 260 basis points year over year. Non-GAAP adjusted operating income of $477 million declined slightly from the prior quarter and grew 53 percent year over year to 21.1 percent of net sales. Non-GAAP adjusted net income was $349 million, approximately flat sequentially and up 57 percent year over year. Non-GAAP adjusted diluted EPS was $0.28. The company recorded GAAP gross margin of 43.8 percent, operating income of $391 million or 17.3 percent of net sales, and net income of $301 million or $0.24 per diluted share.

“We have focused our strategy and investments in areas that have the largest impact for customers while driving improvements in execution and speed across the company,” said Gary Dickerson, President and CEO.  “With these actions, we have improved our operating margins for seven quarters in a row and are making substantial progress towards our long-term financial model.”

Quarterly Results Summary

GAAP Results	Q3 FY2014	Q2 FY2014	Q3 FY2013
Net sales	$2.27 billion	$2.35 billion	$1.98 billion
Operating income	$391 million	$387 million	$250 million
Net income	$301 million	$262 million	$168 million
Diluted earnings per share (EPS)	$0.24	$0.21	$0.14
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$477 million	$482 million	$312 million
Non-GAAP adjusted net income	$349 million	$348 million	$222 million
Non-GAAP adjusted diluted EPS	$0.28	$0.28	$0.18
Applied's non-GAAP adjusted results exclude the impact of the following, where applicable: certain acquisition-related costs; restructuring charges and any associated adjustments; impairments of assets, goodwill, or investments; gain or loss on sale of strategic investments; and certain tax items. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also “Use of Non-GAAP Adjusted Financial Measures” section.

Applied Materials, Inc.

Third Quarter Reportable Segment Results and Comparisons to the Prior Quarter
Silicon Systems Group (SSG) orders were $1.57 billion, down 6 percent, with decreases in DRAM and foundry. Net sales decreased 7 percent to $1.48 billion. Non-GAAP adjusted operating income decreased to $423 million while non-GAAP adjusted operating margin increased to 28.7 percent driven by a favorable product mix. GAAP operating income decreased to $381 million while GAAP operating margin increased to 25.8 percent. New order composition was: foundry 50 percent; flash 22 percent; DRAM 14 percent; and logic/other 14 percent.
Applied Global Services (AGS) orders were $552 million, up 3 percent, while net sales of $567 million were up 6 percent. Operating income increased slightly to $154 million on both a GAAP and non-GAAP adjusted basis while operating margin decreased to 27.2 percent.
Display orders of $296 million were down 13 percent but remained at high levels reflecting continued strong demand for TV production capacity. Net sales declined 19 percent to $119 million. Non-GAAP adjusted operating income was flat at $26 million while non-GAAP adjusted operating margin increased to 21.8 percent. GAAP operating income declined slightly to $25 million while GAAP operating margin grew to 21 percent. The GAAP and non-GAAP results included a benefit from the sale of previously reserved inventory.
Energy and Environmental Solutions (EES) orders decreased to $66 million while net sales rose to $103 million. Non-GAAP adjusted operating income increased to $25 million and non-GAAP adjusted operating margin rose to 24.3 percent. GAAP operating income increased to $24 million and GAAP operating margin grew to 23.3 percent. The GAAP and non-GAAP results included the benefit of a favorable litigation outcome.

Applied's backlog grew 9 percent sequentially to $2.97 billion including positive adjustments of $19 million, primarily related to EES re-bookings. Backlog composition by segment was: SSG 51 percent; AGS 22 percent; Display 22 percent; and EES 5 percent.

The company's GAAP and non-GAAP adjusted gross margin included benefits from the sale of display tools for which inventory had been fully reserved previously along with the recovery of all of the remaining customs assessment charges taken in the fourth quarter of fiscal 2013. These benefits were equivalent to approximately 80 basis points of third-quarter gross margin.

Business Outlook
For the fourth quarter of fiscal 2014, Applied expects net sales to be approximately flat, plus or minus three percent as compared to the previous quarter, and up by approximately 10 percent to 17 percent from the year-ago period. Non-GAAP adjusted diluted EPS is expected to be in the range of $0.25 to $0.29, which would be up by approximately 32 percent to 53 percent year over year.
This outlook excludes known charges related to completed acquisitions and integration costs of $0.03 per share. The outlook does not exclude other non-GAAP adjustments that may arise subsequent to this release.

Use of Non-GAAP Adjusted Financial Measures
Management uses non-GAAP adjusted results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.

Applied Materials, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including those regarding Applied’s performance, strategies, improvements and business outlook for the fourth quarter of fiscal 2014. These statements and their underlying assumptions are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for Applied’s products, which is subject to many factors, including uncertain global economic and industry conditions, end-demand for electronic products and semiconductors, and customers’ new technology and capacity requirements; the timing and nature of technology transitions; the concentrated nature of Applied’s customer base; Applied’s ability to (i) develop, deliver and support a broad range of products and expand its markets, (ii) achieve the objectives of operational and strategic initiatives, (iii) obtain and protect intellectual property rights in key technologies, (iv) attract, motivate and retain key employees, (v) successfully complete the announced business combination and realize expected benefits and synergies, and (vi) accurately forecast future results, which depends on multiple assumptions related to, without limitation, market conditions, customer requirements and business needs; and other risks described in Applied's SEC filings, including its most recent Forms 10-Q and 8-K. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.

About Applied Materials
Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in providing innovative equipment, services and software to enable the manufacture of advanced semiconductor, flat panel display and solar photovoltaic products. Our technologies help make innovations like smartphones, flat screen TVs and solar panels more affordable and accessible to consumers and businesses around the world. Learn more at www.appliedmaterials.com.

Contact:
Kevin Winston (editorial/media) 408.235.4498
Michael Sullivan (financial community) 408.986.7977

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended			Nine Months Ended
(In millions, except per share amounts)	July 27, 2014	April 27, 2014	July 28, 2013	July 27, 2014	July 28, 2013
Net sales	$2,265	$2,353	$1,975	$6,808	$5,521
Cost of products sold	1,273	1,352	1,169	3,924	3,325
Gross margin	992	1,001	806	2,884	2,196
Operating expenses:
Research, development and engineering	357	355	334	1,068	982
Marketing and selling	108	107	111	324	334
General and administrative	136	152	97	377	348
Impairment of goodwill and intangible assets	—	—	—	—	278
Restructuring charges and asset impairments	—	—	14	7	33
Total operating expenses	601	614	556	1,776	1,975
Income from operations	391	387	250	1,108	221
Interest expense	24	23	23	72	71
Interest and other income, net	3	1	1	14	6
Income before income taxes	370	365	228	1,050	156
Provision for income taxes	69	103	60	234	83
Net income	$301	$262	$168	$816	$73
Earnings per share:
Basic	$0.25	$0.22	$0.14	$0.67	$0.06
Diluted	$0.24	$0.21	$0.14	$0.66	$0.06
Weighted average number of shares:
Basic	1,218	1,216	1,203	1,213	1,201
Diluted	1,233	1,229	1,220	1,230	1,218

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	July 27, 2014	April 27, 2014	October 27, 2013
ASSETS
Current assets:
Cash and cash equivalents	$2,726	$2,453	$1,711
Short-term investments	145	146	180
Accounts receivable, net	1,622	1,615	1,633
Inventories	1,547	1,564	1,413
Other current assets	600	623	705
Total current assets	6,640	6,401	5,642
Long-term investments	957	836	1,005
Property, plant and equipment, net	849	855	850
Goodwill	3,294	3,294	3,294
Purchased technology and other intangible assets, net	979	1,018	1,103
Deferred income taxes and other assets	132	151	149
Total assets	$12,851	$12,555	$12,043
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,689	$1,663	$1,649
Customer deposits and deferred revenue	1,066	999	794
Total current liabilities	2,755	2,662	2,443
Long-term debt	1,947	1,947	1,946
Other liabilities	465	471	566
Total liabilities	5,167	5,080	4,955
Total stockholders’ equity	7,684	7,475	7,088
Total liabilities and stockholders’ equity	$12,851	$12,555	$12,043

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended			Nine Months Ended
	July 27, 2014	April 27, 2014	July 28, 2013	July 27, 2014	July 28, 2013
Cash flows from operating activities:
Net income	$301	$262	$168	$816	$73
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	93	94	100	281	312
Impairment of goodwill and intangible assets	—	—	—	—	278
Restructuring charges and asset impairments	—	—	14	7	33
Unrealized loss on derivative associated with announced business combination	10	23	—	9	—
Share-based compensation	44	42	40	132	121
Other	48	5	(56)	37	(102)
Net change in operating assets and liabilities	88	11	98	111	(111)
Cash provided by operating activities	584	437	364	1,393	604
Cash flows from investing activities:
Capital expenditures	(65)	(65)	(40)	(178)	(141)
Proceeds from sales and maturities of investments	181	157	134	702	737
Purchases of investments	(308)	(161)	(128)	(632)	(438)
Cash provided by (used in) investing activities	(192)	(69)	(34)	(108)	158
Cash flows from financing activities:
Proceeds from common stock issuances and others, net	2	63	40	93	125
Common stock repurchases	—	—	(50)	—	(198)
Payments of dividends to stockholders	(121)	(122)	(120)	(363)	(336)
Cash used in financing activities	(119)	(59)	(130)	(270)	(409)
Increase in cash and cash equivalents	273	309	200	1,015	353
Cash and cash equivalents — beginning of period	2,453	2,144	1,545	1,711	1,392
Cash and cash equivalents — end of period	$2,726	$2,453	$1,745	$2,726	$1,745
Supplemental cash flow information:
Cash payments for income taxes	$49	$33	$30	$108	$184
Cash refunds from income taxes	$21	$3	$—	$33	$67
Cash payments for interest	$39	$7	$39	$85	$85

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reportable Segment Results

	Q3 FY2014			Q2 FY2014			Q3 FY2013
(In millions)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)
SSG	$1,565	$1,476	$381	$1,664	$1,584	$391	$1,203	$1,272	$246
AGS	552	567	154	537	534	148	517	497	114
Display	296	119	25	340	147	26	256	161	33
EES	66	103	24	88	88	5	19	45	(27)
Corporate	—	—	(193)	—	—	(183)	—	—	(116)
Consolidated	$2,479	$2,265	$391	$2,629	$2,353	$387	$1,995	$1,975	$250

Corporate Unallocated Expenses

(In millions)	Q3 FY2014	Q2 FY2014	Q3 FY2013
Restructuring charges and asset impairments	$—	$—	$4
Share-based compensation	44	42	40
Gain on sale of facility	—	—	(4)
Unrealized loss on derivative associated with announced business combination	10	23	—
Other unallocated expenses	139	118	76
Total corporate	$193	$183	$116

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Additional Information

	Q3 FY2014		Q2 FY2014		Q3 FY2013
New Orders and Net Sales by Geography
(In $ millions)	New Orders	Net Sales	New Orders	Net Sales	New Orders	Net Sales
United States	680	683	521	370	369	353
% of Total	27%	30%	20%	16%	19%	18%
Europe	146	160	199	156	225	175
% of Total	6%	7%	7%	7%	11%	9%
Japan	378	229	203	215	333	154
% of Total	15%	10%	8%	9%	17%	8%
Korea	217	226	378	351	249	262
% of Total	9%	10%	14%	15%	12%	13%
Taiwan	497	598	660	781	356	658
% of Total	20%	26%	25%	33%	18%	33%
Southeast Asia	177	81	72	52	124	100
% of Total	7%	4%	3%	2%	6%	5%
China	384	288	596	428	339	273
% of Total	16%	13%	23%	18%	17%	14%

Employees (In thousands)
Regular Full Time	13.8		13.7		13.7

Applied Materials, Inc.

 APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Nine Months Ended
(In millions, except percentages)	July 27, 2014	April 27, 2014	July 28, 2013	July 27, 2014	July 28, 2013
Non-GAAP Adjusted Gross Margin
Reported gross margin - GAAP basis	$992	$1,001	$806	$2,884	$2,196
Certain items associated with acquisitions[1]	38	39	40	116	126
Acquisition integration costs	—	1	1	1	3
Non-GAAP adjusted gross margin	$1,030	$1,041	$847	$3,001	$2,325
Non-GAAP adjusted gross margin percent (% of net sales)	45.5%	44.2%	42.9%	44.1%	42.1%
Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$391	$387	$250	$1,108	$221
Certain items associated with acquisitions[1]	44	46	47	135	154
Acquisition integration costs	9	10	5	30	27
Unrealized loss on derivative associated with announced business combination	10	23	—	9	—
Certain items associated with announced business combination[2]	23	16	—	50	—
Impairment of goodwill and intangible assets	—	—	—	—	278
Restructuring charges and asset impairments[3,4,5]	—	—	14	7	33
Gain on sale of facility	—	—	(4)	—	(4)
Non-GAAP adjusted operating income	$477	$482	$312	$1,339	$709
Non-GAAP adjusted operating margin percent (% of net sales)	21.1%	20.5%	15.8%	19.7%	12.8%
Non-GAAP Adjusted Net Income
Reported net income - GAAP basis	$301	$262	$168	$816	$73
Certain items associated with acquisitions[1]	44	46	47	135	154
Acquisition integration costs	9	10	5	30	27
Unrealized loss on derivative associated with announced business combination	10	23	—	9	—
Certain items associated with announced business combination[2]	23	16	—	50	—
Impairment of goodwill and intangible assets	—	—	—	—	278
Restructuring charges and asset impairments[3,4,5]	—	—	14	7	33
Gain on sale of facility	—	—	(4)	—	(4)
Impairment (gain on sale) of strategic investments, net	(1)	2	2	(4)	4
Reinstatement of federal R&D tax credit	—	—	—	—	(13)
Resolution of prior years’ income tax filings and other tax items	(19)	12	(3)	(22)	(14)
Income tax effect of non-GAAP adjustments	(18)	(23)	(7)	(45)	(48)
Non-GAAP adjusted net income	$349	$348	$222	$976	$490

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2	These items are incremental charges related to the announced business combination agreement with Tokyo Electron Limited, consisting of acquisition-related and integration planning costs.

3	Results for the nine months ended July 27, 2014 included employee-related costs of $7 million related to the restructuring program announced on October 3, 2012.

4
Results for the three months ended July 28, 2013 included $4 million of employee-related costs related to the restructuring program announced on October 3, 2012, and restructuring and asset impairment charges of $10 million related to the restructuring program announced on May 10, 2012.

5
Results for the nine months ended July 28, 2013 included $12 million of employee-related costs, net, related to the restructuring program announced on October 3, 2012, restructuring and asset impairment charges of $19 million related to the restructuring program announced on May 10, 2012, and severance charges of $2 million related to the integration of Varian Semiconductor Equipment Associates, Inc (Varian).

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Nine Months Ended
(In millions except per share amounts)	July 27, 2014	April 27, 2014	July 28, 2013	July 27, 2014	July 28, 2013
Non-GAAP Adjusted Earnings Per Diluted Share
Reported earnings per diluted share - GAAP basis	$0.24	$0.21	$0.14	$0.66	$0.06
Certain items associated with acquisitions	0.03	0.03	0.03	0.09	0.10
Acquisition integration costs	0.01	0.01	—	0.02	0.02
Certain items associated with announced business combination	0.02	0.01	—	0.04	—
Unrealized loss on derivative associated with announced business combination	—	0.01	—	—	—
Impairment of goodwill and intangible assets	—	—	—	—	0.22
Restructuring charges and asset impairments	—	—	0.01	—	0.02
Reinstatement of federal R&D tax credit and resolution of prior years’ income tax filings and other tax items	(0.02)	0.01	—	(0.02)	(0.02)
Non-GAAP adjusted earnings per diluted share	$0.28	$0.28	$0.18	$0.79	$0.40
Weighted average number of diluted shares	1,233	1,229	1,220	1,230	1,218

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Nine Months Ended
(In millions, except percentages)	July 27, 2014	April 27, 2014	July 28, 2013	July 27, 2014	July 28, 2013
SSG Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$381	$391	$246	$1,086	$663
Certain items associated with acquisitions[1]	42	42	42	126	131
Acquisition integration costs	—	—	(5)	1	(3)
Restructuring charges and asset impairments[3]	—	—	—	—	1
Non-GAAP adjusted operating income	$423	$433	$283	$1,213	$792
Non-GAAP adjusted operating margin percent (% of net sales)	28.7%	27.3%	22.2%	26.7%	22.4%
AGS Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$154	$148	$114	$427	$321
Certain items associated with acquisitions[1]	—	2	2	3	4
Restructuring charges and asset impairments[3]	—	—	—	—	2
Non-GAAP adjusted operating income	$154	$150	$116	$430	$327
Non-GAAP adjusted operating margin percent (% of net sales)	27.2%	28.1%	23.3%	26.7%	22.0%
Display Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$25	$26	$33	$77	$55
Certain items associated with acquisitions[1]	1	—	1	2	5
Non-GAAP adjusted operating income	$26	$26	$34	$79	$60
Non-GAAP adjusted operating margin percent (% of net sales)	21.8%	17.7%	21.1%	18.6%	16.0%
EES Non-GAAP Adjusted Operating Income (Loss)
Reported operating income (loss) - GAAP basis	$24	$5	$(27)	$18	$(403)
Certain items associated with acquisitions[1]	1	2	2	4	14
Restructuring charges and asset impairments[2,3]	—	—	10	—	18
Impairment of goodwill and intangible assets	—	—	—	—	278
Non-GAAP adjusted operating income (loss)	$25	$7	$(15)	$22	$(93)
Non-GAAP adjusted operating margin percent (% of net sales)	24.3%	8.0%	(33.3)%	9.5%	(72.1)%

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2	Results for the three months ended July 28, 2013 included restructuring and asset impairment charges of $10 million related to the restructuring program announced on May 10, 2012.

3
Results for the nine months ended July 28, 2013 included restructuring and asset impairment charges of $19 million related to the restructuring program announced on May 10, 2012 and severance charges of $2 million related to the integration of Varian.

Applied Materials, Inc.

APPLIED MATERIALS, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED OPERATING EXPENSES

	Three Months Ended
(In millions)	July 27, 2014	April 27, 2014

Operating expenses - GAAP basis	$601	$614
Unrealized loss on derivative associated with announced business combination	(10)	(23)
Certain items associated with acquisitions	(6)	(7)
Acquisition integration costs	(9)	(9)
Certain items associated with announced business combination	(23)	(16)
Non-GAAP adjusted operating expenses	$553	$559

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	July 27, 2014

Provision for income taxes - GAAP basis (a)	$69
Resolutions of prior years’ income tax filings and other tax items	19
Income tax effect of non-GAAP adjustments	18
Non-GAAP adjusted provision for income taxes (b)	$106

Income before income taxes - GAAP basis (c)	$370
Certain items associated with acquisitions	44
Acquisition integration costs	9
Unrealized loss on derivative associated with announced business combination	10
Certain items associated with announced business combination	23
Gain on sale of strategic investments, net	(1)
Non-GAAP adjusted income before income taxes (d)	$455

Effective income tax rate - GAAP basis (a/c)	18.6%

Non-GAAP adjusted effective income tax rate (b/d)	23.3%